Exhibit (h)(15)(b)
As Amended January 1, 2009
CAVANAL HILL FUNDS
SCHEDULE I
TO THE
SHAREHOLDER SERVICING PLAN
July 20, 2006
     This Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Cavanal Hill Funds:

Name of Fund/Class

U. S. Treasury Fund
Premier Shares
Administrative Shares
Institutional Shares
Select Shares
Service Shares

Cash Management Fund
Premier Shares
Administrative Shares
Institutional Shares
Select Shares
Service Shares

Tax-Free Money Market Fund
Premier Shares
Administrative Shares
Institutional Shares
Select Shares
Service Shares

Intermediate Tax-Free Bond Fund
No-Load Investor Shares
Institutional Shares

Short-Term Income Fund
No-Load Investor Shares
Institutional Shares

Intermediate Bond Fund
No-Load Investor Shares

Institutional Shares

Bond Fund
No-Load Investor Shares
Institutional Shares

Balanced Fund
No-Load Investor Shares
Institutional Shares

U.S. Large Cap Equity Fund (f/k/a U.S. Tax-Efficient Large Cap Equity Fund)
No-Load Investor Shares
Institutional Shares

U.S. Tax-Efficient Mid Cap Equity Fund
No-Load Investor Shares
Institutional Shares

U.S. Mid Cap Equity Fund
No-Load Investor Shares
Institutional Shares

U.S. Small Cap Equity Fund
No-Load Investor Shares
Institutional Shares